UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022 (September 8, 2022)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

111 Broadway Amityville, NY 11701	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2022, The Greenrose Holding Company Inc. (“Greenrose” or the “Company”) received notices of exercise from the holder of the Company’s Amended and Restated Warrant No.1 dated December 31, 2021 (“Warrant No.1”) and Warrant No.2 dated December 31, 2021 (“Warrant No.2”) (Warrant No.1 and Warrant No.2 collectively, the “Warrants”, and both Warrants are attached hereto and incorporated herein by this reference).

Under the terms of the Warrants, the holder of the Warrants may elect to exercise the Warrants by making a cash election in return for a cash payment of Company’s common shares based on a Floor Amount, which is $6.00 per share for cash election exercised prior to November 6, 2022. For Warrant No.1, the Warrant holder elected to pay Company the cash election exercise price of $20,000.00, in return for Company’s payment of cash equal to the floor amount for the 2,000,000 common shares of the Company, which is $12,000,000.00. For Warrant No.2, the Warrant holder elected to pay Company the cash election exercise price of $5,500.00, in return for Company’s payment of cash equal to the floor amount for the 550,000 common shares of the Company, which is $3,300,000.00.

Under the terms of the Warrants and the Warrants holder’s notices of exercise, the Company may elect to pay the holder of the Warrants in the form of a promissory note in the event the Company determines that the cash payments would result in the Company’s liquidity being less than would be sufficient to enable the Company to pay its obligations in the ordinary course as they become due. The Company has determined that it is in its best interest of the Company to fulfill its cash payment obligations under the Warrants in the form of a promissory notes, based on terms specified in the Warrants. The Company is issuing promissory notes to the Warrants holder in accordance with the terms of the Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1(1)	Amended and Restated Warrant No. 1
4.2(1)	Warrant No. 2
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: September 14, 2022	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer

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